UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549

                                    FORM 8-K
                                  CURENT REPORT
     Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934




      Date of Report (Date of earliest reported) _________February 1, 2002

                             ICTS INTERNATIONAL N.V.
             (Exact name of registrant as specified in its chapter)

                                 The Netherlands

                          (State or other jurisdiction
                                of incorporation)

                                     0-28542
                            (Commission File Number)

                                   00-0000000
                                  (IRS Employer
                               Identification No.)


               Biesbosch 225, 1181 JC Amstelveen, The Netherlands
              (Address of principal executive offices) (Zip Code)



     Registrant's telephone number, including area code: 011-31-20-347-1077









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Item 2. Acquisition or Disposition of Assets.

         On February 1, 2002, ICTS International N.V. ("ICTS") completed the sale of its holdings in ICTS Europe Holdings B.V. ("ICTS Europe"), its European subsidiary, to Fraport AG, pursuant to the addendum to a share purchase agreement, attached as an exhibit hereto. The transaction, was the second and final stage of an agreement executed between ICTS and the parent company of Fraport, Civas International, on October 5, 2000. As part of this transaction, ICTS received approximately $100,000,000 with $45,000,000 paid on October 5, 2000 and $54,000,000 paid on February 1, 2002. The balance due to the Company is to be paid in the first quarter of 2002 subject to upward or downward adjustments on the basis of financial results of ICTS Europe for 2001. Item 7. Financial Statements and Exhibits.

          (c) Exhibits.

              1. Addendum to the Share Purchase Agreement related to ICTS Europe Holdings B.V.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                ICTS INTERNATIONAL N.V.

                                                   (Registrant)
Date February 7, 2002                            By: /s/ Lior Zouker
                                                 --------------------------
                                                Lior Zouker, President & CEO